EXHIBIT 24.1

POWER OF ATTORNEY

The undersigned directors of Mid Am, Inc. hereby authorize and appoint David R. Francisco, President and C.O.O., and/or Dennis
L. Nemec, Executive Vice President and C.F.O., as our agents, as attorneys-in-fact, with full power to act for us and all of us, for the purpose of subscribing our names to the Form 10-K thereof to be filed with the Securities and Exchange Commission, and for the purpose of making any changes or amendments necessary tr desirable to such documents and to any documents ancillary thereto, with the same posers and to the same effect as we may do if personally present:

Dated this 22nd day of February, 1996.

Gerald D. Aller                    James F. Bostdorff
Gerald D. Aller                    James F. Bostdorff

David A. Bryan                     Wayne E. Carlin
David A. Bryan                     Wayne E. Carlin

                                   D. James Hilliker
Charles G. Hilbert                 D. James Hilliker

                                   Walter L. Lamb, Jr.
Harry W. Kessler                   Walter L. Lamb, Jr.

                                   Marilyn O. McAlear
James E. Laughlin                  Marilyn O. McAlear

Blair D. Miller                    Thomas S. Noneman
Blair D. Miller                    Thomas S. Noneman

Edward J. Reiter                   Emerson J. Ross, Jr.
Edward J. Reiter                   Emerson J. Ross, Jr.

C. Gregory Spangler                Jerry L. Staley
C. Gregory Spangler                Jerry L. Staley

Robert E. Stearns                  Richard G. Tessendorf, Jr.
Robert E. Stearns                  Richard G. Tessendorf, Jr.

Donald D. Thomas                   Douglas J. Shierson
Donald D. Thomas                   Douglas J. Shierson